Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering by Mission Community Bancorp, a California corporation (the “Company”) of subscription rights (the “Rights”) to purchase (i) shares of the Company’s common stock, without par value (“Common Stock”), and (ii) common stock purchase warrants (“Warrants”) to purchase additional shares of the Common Stock (the “Rights Offering”).

With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Pacific time, on                         , 2010, the last business day prior to the scheduled expiration date of the Rights Offering of                         , 2010 (which may be extended by the Company in its sole discretion for up to 30 trading days).

This will instruct you whether to exercise Rights to purchase shares of the Common Stock and Warrants distributed with respect to the shares of the common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Subscription Rights Certificates.

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of Common Stock and Warrants.

Box 2.	☐	Please EXERCISE RIGHTS for shares of Common Stock and Warrants as set forth below.

The number of Rights for which the undersigned gives instructions for exercise is as follows:

	Number of Shares	Per Share Subscription Price	Payment

Subscription Rights	X	$ 5.00 =	$

Box 3.	☐	Payment in the following amount is enclosed $ .

Box 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted:

Signature:
Name:
Title:
Date: , 2010

IF YOU DO NOT RETURN THIS FORM, OR IF YOU RETURN THIS FORM AFTER                           , 2010, WE WILL NOT EXERCISE THE RIGHTS ON YOUR BEHALF.